                                               EXHIBIT 21, Page 1 of 2

              NAME AND STATE OF INCORPORATION OF SUBSIDIARIES
                      OF NORFOLK SOUTHERN CORPORATION
                            AS OF MARCH 1, 2000

Agency Media Services, Inc., Indiana
Atlantic Acquisition Corporation, Pennsylvania
Atlantic Investment Company, Delaware
Norfolk Southern Properties, Inc., Virginia
Norfolk Southern Railway Company, Virginia
Northern Horizons Insurance Company, Vermont
Northmont Limited Partnership, Georgia
NS Crown Services, Inc., Virginia
NS Fiber Optics, Inc., Virginia
Pocahontas Development Corporation, Kentucky
Pocahontas Land Corporation, Virginia
TCS Leasing, Inc., Oklahoma
Thoroughbred Direct Intermodal Services, Inc. Pennsylvania
Thoroughbred Technology and Telecommunications, Inc., Virginia
Triple Crown Services Company

Norfolk Southern Railway Company subsidiaries:
  Airforce Pipeline, Inc., North Carolina
  Alabama Great Southern LLC, Virginia
  Alabama Great Southern Railroad Company, The; Alabama
  Atlantic and East Carolina Railway Company, North Carolina
  Camp Lejeune Railroad Company, North Carolina
  Central of Georgia LLC, Virginia
  Central of Georgia Railroad Company, Georgia
  Chesapeake Western Railway, Virginia
  Cincinnati, New Orleans and Texas Pacific Railway Company, The; Ohio Citico Realty Company, Virginia
  Georgia Southern and Florida Railway Company, Georgia
  High Point, Randleman, Asheboro and Southern Railroad Company,
   North Carolina
  Interstate Railroad Company, Virginia
  Lamberts Point Barge Company, Inc., Virginia
  Memphis and Charleston Railway Company, Mississippi
  Mobile and Birmingham Railroad Company, Alabama
  Norfolk and Portsmouth Belt Line Railroad Company, Virginia
  Norfolk Southern International, Inc., Virginia
  North Carolina Midland Railroad Company, The; North Carolina
  Rail Investment Company, Delaware
  Shenandoah-Virginia Corporation, Virginia
  South Western Rail Road Company, The; Georgia
  Southern Rail Terminals, Inc., Georgia
  Southern Rail Terminals of North Carolina, Inc., North Carolina
  Southern Region Coal Transport, Inc., Alabama
  Southern Region Materials Supply, Inc., Georgia
  Southern Region Motor Transport, Inc., Georgia
  State University Railroad Company, North Carolina
  Tennessee, Alabama & Georgia Railway Company, Delaware
  Tennessee Railway Company, Tennessee
  Virginia and Southwestern Railway Company, Virginia
  Yadkin Railroad Company, North Carolina

                                               EXHIBIT 21, Page 2 of 2


Norfolk Southern Properties, Inc. subsidiaries:
  Alexandria-Southern Properties, Inc., Virginia
  Arrowood-Southern Company, North Carolina
  Arrowood Southern Executive Park, Inc., North Carolina
  Carlyle CA Corporation, Virginia
  Carlyle Development Corporation, Virginia
  Charlotte-Southern Corporation, North Carolina
  Charlotte-Southern Hotel Corporation, North Carolina
  Lambert's Point Docks, Incorporated, Virginia
  Nickel Plate Improvement Company, Inc., The; Indiana
  NKPI Management, Inc., Indiana
  Norfolk Southern Industrial Development Corp., Virginia
  Norfolk Southern Tower, LLC, Washington, D.C.
  NS-Charlotte Tower Corporation, North Carolina
  NS Gas Properties, Inc., Virginia
  NS Gas Properties, II, Inc., Virginia
  Sandusky Dock Corporation, Virginia
  Southern Region Industrial Realty, Inc., Georgia
  Virginia Holding Corporation, Virginia










NOTE: Of the above subsidiaries, each of which is more than 50% owned, only Norfolk Southern Railway Company meets the Commission's "significant subsidiary" test. This list does not include CRR Holdings, LLC, in which Norfolk Southern Corporation has 50% voting control; Conrail Inc. and Consolidated Rail Corporation are subsidiaries of CRR Holdings, LLC.